Exhibit 99.1

OMNIQ Reports Record 6 months results. $50M in revenue for 6 months ended June 30, 2022. Second Quarter $24.2M Revenue up 85% over Q2 2021.

SALT LAKE CITY — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced its financial results for the three months and six months ended June 30 , 2022.

OMNIQ’s 2022 continuous momentum:

●	54% growth in 6 month Revenue marks an all-time record of over $50 Million.
●	104% growth in 6 Month Gross Profit up to a record of over $12M.
●	85% Growth in Q2 Revenue compared to Q2 2021.
●	81% increase in Q2 Gross Profit compared to Q2 2021.
●	Gross margin for the 6 months up to 24% compared to 18% in the same period of 2021.
●	Q2 marks a breakthrough in penetrating the retail and restaurant markets with the Company’s AI integrated solution.
●	OMNIQ’s Q Shield AI based law enforcement solution offered to municipalities is experiencing positive momentum as twelve (12) cities in the US have already contracted and more are in the pipeline. Revenue model is based on recurring revenue sharing.

Some Recent Events:

On April 19, 2022, we announced the receipt of a purchase order to deploy our AI – Machine vision systems in South America.

On June 8, 2022, we announced the receipt of a $11M order from the Government of Israel for Supply Chain IOT equipment.

ON June 13, 2022, we announced the receipt of a $29M order from a Fortune 100 customer for supply chain IOT equipment.

On June 17, 2022, the Company announced that it has been selected by the City of East Dublin to deploy its AI Based Q Shield vehicle recognition systems (VRS) technology and its cloud based citation management platform.

On June 23, 2022, the company announced that its AI Based Q Shield system assisted law enforcement in Adrian, Georgia to allocate and return home an elderly man suffering from cognitive memory impairment.

Shai Lustgarten Chairman and CEO commented: “We are very pleased to announce the second quarter and six months results. Despite the supply chain challenges across the globe, we are proud to have delivered both a record Q2 and record 6 month revenue marking the highest numbers since the company’s inception. Our order backlog continues to grow as customer demand remains strong which we expect will drive strong deliveries into the third quarter.

We are enjoying a strategic milestone with penetrating the growing retail and Fast Food restaurant sector with our AI-Machine Vision proprietary technology and innovative solutions that we expect to become a significant growth engine as well as provide higher profitability.”

“ Our business fundamentals are solid and prove once again the strength of our business model relying on top of the line technology, proprietary AI Based innovative solutions, and an invaluable loyal customer base that we do anything to satisfy. With our revenue visibility increasing, we are looking forward to a successful 2022 and going forward.” Mr. Lustgarten concluded.

Second Quarter 2022 Financial Results

OMNIQ reported revenue of $24.2 million for the quarter ended June 30, 2022, an increase of 84% from $13.1 million in the second quarter of 2021. The revenue increase reflects the consolidation of our financial statements with Dangot Computers, Ltd. which we acquired in July 2021, as well as higher demand from certain customers during the period. Total operating expenses for the quarter were $8 million, compared with $5 million in the second quarter of 2021.

Net loss for the quarter was $3.1 million, or a loss of $.44 per basic share, compared with a loss of $2.5 million, or a loss of $.53 per basic share, for the second quarter of last year.

Adjusted EBITDA (adjusted Earnings Before Interest, Taxes, Depreciation and Amortization) for the second quarter of 2022 amounted to a loss of $777 thousand compared with an adjusted EBITDA loss of $437 thousand in the second quarter of 2021.

Cash balance at June 30, 2022 was $2.9 million compared with $7 million at December 31, 2021.

OMNIQ CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	For the three months		For the six months
	ending June 30,		ending June 30,
(In thousands, except share and per share data)	2022	2021	2022	2021
Total Revenues	$24,209	$13,119	$50,531	$32,870

Cost of goods sold	18,222	9,820	38,417	26,936

Gross profit	5,987	3,299	12,114	5,934

Operating expenses
Research & development	468	468	990	962
Selling, general and administrative	7,072	4,109	13,547	8,547
Depreciation	58	42	151	85
Amortization	406	522	851	1,047
Total operating expenses	8,004	5,141	15,539	10,641

Loss from operations	(2,017)	(1,842)	(3,425)	(4,707)

Other income (expenses):
Interest expense	(878)	(714)	(1,689)	(1,304)
Other (expenses) income	(389)	49	(653)	161
Total other expenses	(1,267)	(665)	(2,342)	(1,143)

Net Loss Before Income Taxes	(3,284)	(2,507)	(5,767)	(5,850)

Provision for Income Taxes
Current	98	(3)	14	(3)
Total Provision for Income Taxes	98	(3)	14	(3)

Net Loss	(3,186)	(2,510)	(5,753)	(5,853)
Net income attributable to noncontrolling interest	-	-	67	-
Net Loss attributable to OmniQ Corp	$(3,186)	$(2,510)	$(5,820)	$(5,853)

Net Loss	$(3,186)	$(2,510)	$(5,753)	$(5,853)

Foreign currency translation adjustment	241	(71)	77	(132)

Comprehensive loss	(2,945)	(2,581)	(5,676)	(5,985)

Reconciliation of net loss to net loss attributable to common shareholders
Net loss	(3,186)	(2,510)	(5,753)	(5,853)

Less: Dividends attributable to non-common stockholders’ of OmniQ Corp	(141)	(25)	(189)	(57)

Net loss attributable to common stockholders	$(3,327)	$(2,535)	$(5,942)	$(5,910)

Net (loss) per share - basic attributable to common stockholders’ of OmniQ Corp	$(0.44)	$(0.53)	$(0.79)	$(1.24)

Weighted average number of common shares outstanding - basic	7,579,795	4,930,149	7,545,190	4,816,718

The accompanying unaudited notes should be read in conjunction with these unaudited condensed consolidated financial statements.

OMNIQ CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share and per share data)	As of
	June 30, 2022	December 31, 2021
	(UNAUDITED)
ASSETS
Current assets
Cash and cash equivalents	$2,917	$7,085
Accounts receivable, net	25,568	27,123
Inventory	8,905	6,955
Prepaid expenses	1,921	1,987
Other current assets	10	9
Total current assets	39,321	43,159

Property and equipment, net of accumulated depreciation of $1,423 and $2,203 respectively	903	1,127
Goodwill	16,520	16,453
Trade name, net of accumulated amortization of $4,160 and $3,863, respectively	2,123	2,421
Customer relationships, net of accumulated amortization of $10,211 and $9,660, respectively	5,518	6,069
Other intangibles, net of accumulated amortization of $1,454 and $1,457, respectively	770	865

Right of use lease asset	2,863	3,556
Other assets	1,736	1,431
Total assets	$69,754	$75,081

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$51,548	$45,553
Line of credit	4,364	5,951
Accrued payroll and sales tax	3,068	2,658
Notes payable, related parties – current portion	390	390
Notes payable – current portion	7,168	7,521
Lease liability – current portion	1,197	1,341
Other current liabilities	2,184	2,683
Total current liabilities	69,919	66,097

Long-term liabilities
Notes payable, related party, less current portion	98	293
Accrued interest and accrued liabilities, related party	70	63
Notes payable, less current portion	2,715	2,646
Lease liability	1,714	2,266
Other long-term liabilities	137	1,418
Total liabilities	74,653	72,783

Stockholders’ equity (deficit)
Series A Preferred stock; $0.001 par value; 2,000,000 shares designated, 0 shares issued and outstanding	-	-
Series B Preferred stock; $0.001 par value; 1 share designated, 0 shares issued and outstanding	-	-
Series C Preferred stock; $0.001 par value; 3,000,000 shares designated, 544,500 shares issued and outstanding, respectively	1	1
Common stock; $0.001 par value; 15,000,000 shares authorized; 7,579,795 and 7,459,534 shares issued and outstanding, respectively.	20	20
Additional paid-in capital	71,585	70,606
Accumulated deficit	(76,582)	(70,571)
Cumulative Translation Adjustment	77	(154)
Total OmniQ stockholders’ deficit	(4,899)	(98)
Non-controlling interest	-	2,396
TOTAL EQUITY (DEFICIT)	(4,899)	2,298

Total liabilities and equity (deficit)	$69,754	$75,081

The accompanying unaudited notes should be read on conjunction with these unaudited condensed consolidated financial statements.

OMNIQ Corp.

RECONCILIATION OF GAAP

MEASURES TO NON-GAAP MEASURES

	Six months ended
(In thousands)	June 30,
Adjusted EBITDA Calculation	2022	2021

Net loss	(5,754)	(5,853)
Depreciation & amortization	1,002	1,131
Interest expense	1,689	1,304
Income taxes	14	3
Stock compensation	1,203	1,949
Nonrecurring loss events	882	(160)
Adjusted EBITDA	(964)	(1,626)

Total revenues, net	50,531	19,751

Adjusted EBITDA as a % of total revenues, net	(2)%	(8)%

Earnings Call Details

OMNIQ will host a conference call and webcast on Monday, August 15th, 2022 at 11:00 a.m. Eastern Time to discuss financial results for the 2nd quarter ended June 30, 2022.

To access the live webcast, please click on this webcast link to register, or go to the Company’s website at www.omniQ.com.

To participate in the call by phone, dial 877-545-0523 approximately five minutes prior to the scheduled start time. International callers please dial 973-528-0016. Callers should use conference ID: 737846.

A replay of the teleconference will be available until Wednesday September 14th, 2022 and may be accessed by dialing 877-481-4010. International callers may dial 919-882-2331 Callers should use conference ID: 46360

About omniQ Corp.

omniQ Corp. (Nasdaq: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

omniQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $78 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in omniQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting omniQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. omniQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact:

Corporate Contact

Koko Kimball

(385) 758-9241

IR@omniq.com